EXHIBIT 15

August 5, 2020

The Board of Directors and Stockholders of ANSYS, Inc.
2600 ANSYS Drive
Canonsburg, PA 15317

We are aware that our report dated August 5, 2020, on our review of the interim financial information of ANSYS, Inc.
appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, is incorporated by reference in Registration Statement Nos. 333-152765, 333-174670, 333-177030, 333-196393, 333-206111, and 333-212412 on Form S-8.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania